Exhibit 99.1

Guardian Pharmacy Services, Inc. Announces Leadership Transitions

Executive Vice President Kendall Forbes to Retire on July 1, 2026

Guardian Names David Morris as Chief Operating Officer and Will Mudd as Chief Financial Officer

ATLANTA, GA — Guardian Pharmacy Services, Inc. (NYSE: GRDN) today announced that Kendall Forbes, who has served as Executive Vice President of Sales & Operations since 2004, has decided to retire, effective as of July 1, 2026. Upon Mr. Forbes’s retirement, David Morris, currently Executive Vice President and Chief Financial Officer of Guardian will assume the role of Chief Operating Officer. In connection with Mr. Morris’ new role, Will Mudd, Senior Vice President, Finance, has been appointed Chief Financial Officer of Guardian. The leadership changes will be effective July 1, 2026.

Fred Burke, President and Chief Executive Officer of Guardian said: “Kendall Forbes has been an integral part of Guardian since its inception, and his impact on the company has been significant. Over the past 22 years, Kendall played a key role in building and scaling our sales and operations infrastructure, helping establish the foundation for the Guardian we know today. On behalf of all the team members at Guardian, I want to thank Kendall for his many contributions across his distinguished career and wish him all the best in his retirement.”

Burke continued: “I am also extremely pleased that David Morris will assume the role of Chief Operating Officer. David has served as our Chief Financial Officer since Guardian’s founding and has been a trusted member of our Executive Leadership Team throughout the Company’s growth. He brings a deep understanding of our business and our financial discipline, and has built strong, long-standing relationships with leaders across the organization. These qualities make him exceptionally well suited to lead Guardian’s operating functions through our next phase of growth. This will be a seamless transition, as David will have the opportunity in his new role to further broaden his current operational involvement across the business.”

Mr. Mudd has served as Senior Vice President, Finance of the Company since 2012, overseeing financial accounting and reporting, revenue cycle management, and human resources. Prior to joining Guardian, Mr. Mudd spent approximately ten years with the audit services group at Grant Thornton servicing a broad range of clients, ranging from small, private equity-backed private companies to mature public companies.

Burke added, “I am thrilled that Will Mudd will succeed David as CFO. Will has been instrumental in helping to build our finance and accounting organization and played a critical role in our transition to a public company. He is well prepared, has earned this opportunity, and is extremely well positioned to lead our finance team alongside David and me as we continue to grow.”

Together, these organizational changes underscore the depth of Guardian’s leadership team, the Company’s disciplined approach to succession planning, and its continued commitment to developing and advancing talent from within as the company grows.

About Guardian Pharmacy Services

Guardian Pharmacy Services is one of the nation’s leading long-term care pharmacy services companies. Through its locally-based business model, Guardian partners with long-term care facilities (“LTCFs”) to deliver medications and a comprehensive suite of technology-enabled services designed to enhance care and improve adherence to drug regimens, helping to reduce the cost of care and improve clinical outcomes. With a growing network of 61 licensed pharmacies, of which 54 are full-service, Guardian is dedicated to providing exceptional service to approximately 207,000 residents (as of March 31, 2026).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than those of historical fact. Words such as “aims,” “anticipates,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “will,” “would” and similar expressions are often, but not always, used to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs and are inherently subject to risks and uncertainties, including, among others, uncertainties related to market conditions, and those other risks and uncertainties more fully described under “Risk Factors” in Guardian’s Annual Report on Form 10-K for the year ended December 31, 2025. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Investor Contact

Ashley Stockton

Vice President, Investor Relations

IR@guardianpharmacy.net